Exhibit 99.1

Cabot Corp Reports Second Quarter Adjusted EPS of $0.53 and Diluted EPS of $0.41

BOSTON--(BUSINESS WIRE)--April 29, 2015--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2015.

Key Highlights

  Margin pressure in Reinforcement Materials and lower project activity in Specialty Fluids led to lower earnings
  Solid cash flow from operating performance and net working capital reduction
  Repurchased 300,000 shares during the second fiscal quarter and 1.2 million shares fiscal year-to-date for $56 million

(In millions, except per share amounts)	Fiscal 2015		Fiscal 2014
	Second	First	Second	First
	Quarter	6 Months	Quarter	6 Months

Net sales	$694	$1,506	$898	$1,796
Net income attributable to Cabot Corporation	$26	$71	$36	$116

Net earnings per share attributable to Cabot Corporation	$0.41	$1.10	$0.54	$1.77
Less adjustments:
Net loss per share from discontinued operations	$-	$-	$(0.01)	$(0.02)
Certain items per share	$(0.12)	$(0.23)	$(0.28)	$0.09
Adjusted EPS	$0.53	$1.33	$0.83	$1.70

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We experienced a challenging quarter as the macroeconomic and competitive environment negatively affected our Reinforcement Materials and Specialty Fluids segments. Our volumes held up relatively well on a global basis, but we experienced margin pressure in Reinforcement Materials from lower contract pricing and feedstock-related effects. Purification Solutions results improved as customer orders rose for our mercury removal products in anticipation of the Mercury and Air Toxics Standards (MATS) implementation. Finally, we continued to use a portion of our solid cash flow generation to repurchase 300,000 shares during the quarter.”

Financial Detail
For the second quarter of fiscal 2015, net income attributable to Cabot Corporation was $26 million ($0.41 per diluted common share). Net income includes a per share charge of $0.12 from certain items, principally reflecting charges associated with recent restructuring actions and tax-related items. Adjusted EPS for the second quarter of fiscal 2015 was $0.53 per share.

Segment Results
Reinforcement Materials -- Second quarter fiscal 2015 EBIT in Reinforcement Materials decreased by $38 million compared to the second quarter of fiscal 2014 and by $26 million sequentially. The decline in EBIT in both periods was principally driven by lower unit margins from lower contract pricing, lower raw material purchasing savings, the temporary impact of high-cost inventory that moved through our supply chain this quarter, and lower benefits generated from our energy efficiency investments as a result of lower energy prices. Volumes declined by 1% during the second quarter of fiscal 2015 as compared to the second quarter of fiscal 2014 driven by lower contractual volumes in North America partially offset by increases in other regional volumes. Sequentially, volumes were flat as higher volumes in Europe, South America, Southeast Asia, and Japan were offset by continued customer inventory destocking in China and lower contractual volumes in North America.

Global and regional volume changes for the rubber blacks product line for the second quarter of fiscal 2015 as compared to the same quarter of the prior year and the first quarter of fiscal 2015 are included in the table below:

	Second Quarter	Second Quarter
	Year over Year Change	Sequential Change

Global	(1%)	Flat
Japan	9%	3%
Southeast Asia	4%	14%
China	1%	(15%)
Europe, Middle East, Africa	(1%)	21%
North America	(12%)	(9%)
South America	8%	15%

Performance Chemicals -- Second quarter fiscal 2015 EBIT in Performance Chemicals decreased by $4 million compared to the second quarter of fiscal 2014 due to 4% lower volumes in Specialty Carbons and Formulations driven by customer inventory destocking in the specialty carbons product line and a less favorable product mix. These impacts were partially offset by 2% higher volumes in Metal Oxides and improved margins in the specialty carbons product line from lower raw material costs. Sequentially, Performance Chemicals EBIT increased by $3 million primarily due to 12% higher volumes in Specialty Carbons and Formulations and 3% higher volumes in Metal Oxides as a result of seasonal effects. These higher volumes were partially offset by the absence of an inventory build that had benefited the first fiscal quarter.

Purification Solutions -- Second quarter fiscal 2015 EBIT in Purification Solutions increased by $5 million compared to the second quarter of fiscal 2014 due to higher pricing, improved operational performance that lowered costs, and higher volumes sold to mercury removal customers, partially offset by lower volumes sold to other end markets. Sequentially, Purification Solutions EBIT increased by $2 million compared to the first quarter of fiscal 2015 due to the benefits from price increases and building inventory, which more than offset lower volumes.

Specialty Fluids – Second quarter fiscal 2015 EBIT in Specialty Fluids decreased by $10 million compared to the second quarter of fiscal 2014 and $7 million as compared to the first quarter of fiscal 2015. The declines in both comparative periods were driven by lower rental volumes as a result of a lower level of project activity, which was further impacted by the downturn in the oil and gas industry.

Cash Performance -- The Company ended the second quarter of fiscal 2015 with a cash balance of $94 million. During the second quarter of fiscal 2015, the Company generated adjusted EBITDA of $105 million and reduced net working capital by $92 million. Uses of cash during the second quarter included $29 million for capital expenditures and $14 million for share repurchases.

Taxes -- During the second quarter of fiscal 2015, the Company recorded a tax provision of $14 million for an effective tax rate of 36%. This included a tax charge from certain items of $2 million. Excluding the impact of certain items on both operating income and the tax provision, the operating tax rate on continuing operations for the second quarter of fiscal 2015 was 28%.

Outlook
“As we look ahead, we expect some of the recent challenges, such as customer inventory destocking and the impact from high-cost inventory to be substantially behind us. We anticipate increased volumes throughout our segments as we move through the second half of our fiscal year,” Prevost said, commenting on the outlook for the Company. “However, we continue to see margin pressure in Reinforcement Materials, particularly from an increasingly competitive environment in Asia. In addition, the outlook for the Purification Solutions segment appears to be for a slower than expected ramp-up in earnings as a result of lower than anticipated demand from our coal-fired utility customers. We will continue to aggressively manage costs and implement operational improvements in order to offset some of the headwinds we are facing this year. We have tightened our capital expenditures program and anticipate spending approximately $150 million in fiscal 2015. Finally, we target free cash flow generation in fiscal 2015 of $350 million to $400 million and we will continue to return cash to shareholders through dividends and share repurchases.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, April 30, 2015. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products, and expectations for growth, capital expenditures, free cash flow generation, and uses of available cash are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to economic, competitive, legal, governmental, and technological factors. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income from continuing operations before income taxes and equity in (loss) net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of adjusted EBITDA from segment EBIT for the second quarter of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

“Free cash flow” is a non-GAAP financial measure and refers to total segment EBIT, less unallocated corporate expenses, less taxes paid, plus depreciation and amortization, plus the change in net working capital (defined as accounts receivable, inventory, accounts payable and accrued expenses), less capital expenditures. A reconciliation of free cash flow from total segment EBIT for the second quarter of fiscal year 2015 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014

Net sales and other operating revenues	$694	$898	$1,506	$1,796
Cost of sales	555	722	1,210	1,441
Gross profit	139	176	296	355

Selling and administrative expenses	71	92	149	169
Research and technical expenses	14	16	29	31
Income from operations	54	68	118	155

Other (expense) income
Interest and dividend income	1	1	2	2
Interest expense	(14)	(13)	(27)	(27)
Other (expense) income (A)	(2)	(8)	(3)	27
Total other (expense) income	(15)	(20)	(28)	2

Income from continuing operations before income taxes and equity in
earnings (loss) of affiliated companies	39	48	90	157
Provision for income taxes	(14)	(7)	(17)	(31)
Equity in earnings (loss) of affiliated companies, net of tax	2	(2)	3	-
Income from continuing operations	27	39	76	126
Loss from discontinued operations, net of tax (B)	-	-	-	(1)
Net income	27	39	76	125
Net income attributable to noncontrolling interests	1	3	5	9
Net income attributable to Cabot Corporation	$26	$36	$71	$116

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.41	$0.55	$1.10	$1.79
Discontinued operations (B)	-	(0.01)	-	(0.02)
Net income attributable to Cabot Corporation	$0.41	$0.54	$1.10	$1.77
Weighted average common shares outstanding
Diluted	64.1	65.1	64.4	65.0

(A) Other (expense) income for the six months of fiscal 2014 includes a $29 million non-cash gain on Cabot's existing investment in its Mexican joint venture (NHUMO) recognized upon acquiring our former joint venture partner's common stock in NHUMO, which represented approximately 60% of the common equity of the joint venture.

(B) Amounts relate primarily to the divestiture of the Security Materials business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2015	2014	2015	2014

Sales
Reinforcement Materials (A)	$358	$512	$818	$1,045
Performance Chemicals (A)	237	264	466	501
Specialty Carbons and Formulations (A)	162	186	319	349
Metal Oxides (A)	75	78	147	152
Purification Solutions (B)	71	80	147	152
Specialty Fluids (A)	8	25	24	53
Segment sales	674	881	1,455	1,751
Unallocated and other (B) (C)	20	17	51	45
Net sales and other operating revenues	$694	$898	$1,506	$1,796
Segment Earnings Before Interest and Taxes (D)
Reinforcement Materials (A)	$27	$65	$80	$138
Performance Chemicals (A)	42	46	81	83
Purification Solutions	1	(4)	-	(13)
Specialty Fluids (A)	(1)	9	5	22
Total Segment Earnings Before Interest and Taxes	69	116	166	230

Unallocated and Other
Interest expense	(14)	(13)	(27)	(27)
Certain items (E)	(6)	(36)	(32)	(12)
Unallocated corporate costs	(11)	(16)	(23)	(29)
General unallocated income (expense) (F)	3	(5)	9	(5)
Less: Equity in (earnings) loss of affiliated companies	(2)	2	(3)	-
Income from continuing operations before income taxes and equity in
earnings of affiliated companies	39	48	90	157
Provision for income taxes (including tax certain items)	(14)	(7)	(17)	(31)
Equity in earnings (loss) of affiliated companies	2	(2)	3	-
Income from continuing operations	27	39	76	126
Loss from discontinued operations, net of tax (G)	-	-	-	(1)
Net income	27	39	76	125
Net income attributable to noncontrolling interests	1	3	5	9
Net income attributable to Cabot Corporation	$26	$36	$71	$116

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$0.41	$0.55	$1.10	$1.79
Discontinued operations (G)	-	(0.01)	-	(0.02)
Net income attributable to Cabot Corporation	$0.41	$0.54	$1.10	$1.77
Adjusted earnings per share
Adjusted EPS (H)	$0.53	$0.83	$1.33	$1.70
Weighted average common shares outstanding
Diluted	64.1	65.1	64.4	65.0

(A) The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.

(B) Beginning in the second quarter of fiscal 2014, a reclassification between Purification Solutions and Unallocated and other sales has been made in the table above in order to align the presentation of shipping and handling fees on customer sales with the rest of Cabot’s businesses. Historical periods have been adjusted to reflect this reclassification.

(C) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(D) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(E) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(G) Amounts relate primarily to the divestiture of the Security Materials business.

(H) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31	September 30,
	2015	2014
Dollars in millions	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$94	$67
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $7	567	688
Inventories:
Raw materials	76	111
Work in process	1	2
Finished goods	290	341
Other	41	44
Total inventories	408	498
Prepaid expenses and other current assets	63	69
Deferred income taxes	39	42
Total current assets	1,171	1,364

Property, plant and equipment, net	1,483	1,581

Goodwill	508	536
Equity affiliates	63	68
Intangible assets, net of accumulated amortization of $39 and $33	320	347
Assets held for rent	63	56
Deferred income taxes	74	80
Other assets	50	52

Total assets	$3,732	$4,084

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31	September 30,
	2015	2014
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable	$133	$44
Accounts payable and accrued liabilities	386	512
Income taxes payable	36	49
Deferred income taxes	1	1
Current portion of long-term debt	1	24
Total current liabilities	557	630

Long-term debt	995	1,004
Deferred income taxes	63	68
Other liabilities	252	291
Redeemable preferred stock	28	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,702,325 and 64,634,731 shares
Outstanding: 63,449,960 and 64,382,366 shares	63	64
Less cost of 252,365 and 252,365 shares of common treasury stock	(7)	(7)
Additional paid-in capital	-	49
Retained earnings	1,943	1,900
Accumulated other comprehensive income	(273)	(64)
Total Cabot Corporation stockholders' equity	1,726	1,942
Noncontrolling interests	111	122
Total stockholders' equity	1,837	2,064
Total liabilities and stockholders' equity	$3,732	$4,084

CABOT CORPORATION

	Fiscal 2014					Fiscal 2015
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials (A)	$533	$512	$538	$525	$2,108	$460	$358	$-	$-	$818
Performance Chemicals (A)	237	264	262	259	1,022	229	237	-	-	466
Specialty Carbons and Formulations (A)	163	186	182	178	709	157	162	-	-	319
Metal Oxides (A)	74	78	80	81	313	72	75	-	-	147
Purification Solutions	72	80	78	85	315	76	71	-	-	147
Specialty Fluids (A)	28	25	24	21	98	16	8	-	-	24
Segment Sales	870	881	902	890	3,543	781	674	-	-	1,455
Unallocated and other (B)	28	17	38	21	104	31	20	-	-	51
Net sales and other operating revenues	$898	$898	$940	$911	$3,647	$812	$694	$-	$-	$1,506

Segment Earnings Before Interest and Taxes (C)
Reinforcement Materials (A)	$73	$65	$62	$59	$259	$53	$27	$-	$-	$80
Performance Chemicals (A)	37	46	44	41	168	39	42	-	-	81
Purification Solutions	(9)	(4)	(7)	1	(19)	(1)	1	-	-	-
Specialty Fluids (A)	13	9	10	7	39	6	(1)	-	-	5
Total Segment Earnings Before Interest and Taxes	114	116	109	108	447	97	69	-	-	166

Unallocated and Other
Interest expense	(14)	(13)	(14)	(14)	(55)	(13)	(14)	-	-	(27)
Certain items (D)	24	(36)	(7)	(9)	(28)	(26)	(6)	-	-	(32)
Unallocated corporate costs	(13)	(16)	(14)	(11)	(54)	(12)	(11)	-	-	(23)
General unallocated (expense) income (E)	-	(5)	4	(1)	(2)	6	3	-	-	9
Less: Equity in (earnings) loss of affiliated companies	(2)	2	2	(2)	-	(1)	(2)	-	-	(3)
Income from continuing operations before income taxes and equity in earnings (loss) of affiliated companies	109	48	80	71	308	51	39	-	-	90
Provision for income taxes (including tax certain items)	(24)	(7)	(20)	(41)	(92)	(3)	(14)	-	-	(17)
Equity in earnings (loss) of affiliated companies	2	(2)	(2)	2	-	1	2	-	-	3
Income from continuing operations	87	39	58	32	216	49	27	-	-	76
(Loss) income from discontinued operations, net of tax (F)	(1)	-	(1)	4	2	-	-	-	-	-
Net income	86	39	57	36	218	49	27	-	-	76
Net income attributable to noncontrolling interests	6	3	5	5	19	4	1	-	-	5
Net income attributable to Cabot Corporation	$80	$36	$52	$31	$199	$45	$26	$-	$-	$71

Diluted earnings per share of common stock
attributable to Cabot Corporation
Continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01	$0.69	$0.41	$-	$-	$1.10
Discontinued operations (F)	(0.01)	(0.01)	(0.01)	0.05	0.02	-	-	-	-	-
Net income attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03	$0.69	$0.41	$-	$-	$1.10
Adjusted earnings per share
Adjusted EPS (G)	$0.87	$0.83	$0.88	$0.85	$3.43	$0.80	$0.53	$-	$-	$1.33
Weighted average common shares outstanding
Diluted	64.8	65.1	65.2	65.1	65.1	64.6	64.1	-	-	64.4

(A) The amounts above have been recast for all periods to reflect the movement of the Elastomer Composites product line from the Advanced Technologies segment to the Reinforcement Materials segment and the Inkjet Colorants and Aerogel product lines from the Advanced Technologies segment to the Performance Chemicals segment. Specialty Fluids, which was previously included in the Advanced Technologies segment, is now a stand-alone reporting segment.

(B) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings (loss) of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(E) General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate primarily to the divestiture of the Security Materials business.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions	2015	2014	2015	2014

Cash Flows from Operating Activities:
Net income	$27	$39	$76	$125
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	47	49	92	100
Other non-cash charges (income), net	1	(2)	15	(21)
Changes in assets and liabilities:
Changes in certain working capital items (A)	84	(7)	41	(142)
Changes in other assets and liabilities, net	(13)	4	(25)	(14)
Cash dividends received from equity affiliates	4	4	7	21
Cash provided by operating activities	150	87	206	69

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(29)	(28)	(70)	(70)
Cash paid for acquisition of business, net of cash acquired of $7 million	-	-	-	(73)
Other investing activities, net	(5)	(1)	(8)	(5)
Cash used in investing activities	(34)	(29)	(78)	(148)

Cash Flows from Financing Activities:
Change in debt, net	(25)	(46)	58	121
Cash dividends paid to common stockholders	(14)	(13)	(28)	(26)
Other financing activities, net	(22)	(7)	(67)	(6)
Cash (used in) provided by financing activities	(61)	(66)	(37)	89
Effect of exchange rates on cash	(49)	(8)	(64)	(16)
Increase (Decrease) in cash and cash equivalents	6	(16)	27	(6)
Cash and cash equivalents at beginning of period	88	105	67	95
Cash and cash equivalents at end of period	$94	$89	$94	$89

(A) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months		Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	Dollars in Millions				Per Share After Tax
	2015	2014	2015	2014	2015	2014	2015	2014
	$	$	$	$	per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes
Global restructuring activities	$(5)	$(16)	$(12)	$(21)	$(0.05)	$(0.16)	$(0.13)	$(0.21)
Acquisition and integration-related charges	(1)	—	(2)	(5)	(0.01)	—	(0.03)	(0.05)
Employee benefit plan settlement	—	—	(18)	—	—	—	(0.20)	—
Foreign currency loss on revaluations	—	(6)	—	—	—	(0.05)	—	0.01
Gain on existing investment in NHUMO	—	—	—	29	—		—	0.45
Legal and environmental matters and reserves	—	(14)	—	(15)	—	(0.13)	—	(0.15)
Total certain items, pre-tax	(6)	(36)	(32)	(12)	(0.06)	(0.34)	(0.36)	0.05

Tax impact of certain items	2	13	8	14
Certain items after tax	(4)	(23)	(24)	2	(0.06)	(0.34)	(0.36)	0.05
Tax-related certain items
Discrete tax items	(4)	4	9	3	(0.06)	0.06	0.13	0.04
Total tax-related certain items	(4)	4	9	3	(0.06)	0.06	0.13	0.04
Total certain items after tax	$(8)	$(19)	$(15)	$5	$(0.12)	$(0.28)	$(0.23)	$0.09

Discontinued operations after income taxes (B)	$—	$—	$—	$(1)	$—	$(0.01)	$—	$(0.02)
Total discontinued operations after tax	$—	$—	$—	$(1)	$—	$(0.01)	$—	$(0.02)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2015	2014	2015	2014

Statement of Operations Line Item (C)
Cost of sales	$(1)	$(18)	$(20)	$(26)
Selling and administrative expenses	(5)	(12)	(12)	(15)
Other (expense) income	—	(6)	—	29
Total certain items, pre-tax	$(6)	$(36)	$(32)	$(12)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes	$(14)	$(7)	$(17)	$(31)
Less: Tax impact of certain items	2	13	8	14
Less: Tax-related certain items	(4)	4	9	3
Provision for income taxes, excluding certain items	$(12)	$(24)	$(34)	$(48)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2015	2014	2015	2014

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes	$(14)	$(7)	$(17)	$(31)
Effective tax rate	36%	14%	18%	20%
Impact of discrete tax items:
Unusual or infrequent items	(1%)	1%	5%	-%
Items related to uncertain tax positions	-%	11%	9%	4%
Other discrete tax items	(8%)	(3%)	(4%)	(1%)
Impact of certain items	1%	5%	-%	5%
Operating tax rate	28%	28%	28%	28%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2015 and FISCAL 2014
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2015(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2015 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.69	$0.41	$—	$—	$1.10
Less: Net income per share from discontinued operations(B)	—	—	—	—	—
Net income per share from continuing operations	$0.69	$0.41	$—	$—	$1.10
Less: Certain items after tax per share	(0.11)	(0.12)	—	—	(0.23)
Adjusted earnings per share	$0.80	$0.53	$—	$—	$1.33

Periods ended (unaudited)	Fiscal 2014(A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2014 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.23	$0.54	$0.78	$0.48	$3.03
Less: Net (loss) income per share from discontinued operations(B)	(0.01)	(0.01)	(0.01)	0.05	0.02
Net income per share from continuing operations	$1.24	$0.55	$0.79	$0.43	$3.01
Less: Certain items after tax per share	0.37	(0.28)	(0.09)	(0.42)	(0.42)
Adjusted earnings per share	$0.87	$0.83	$0.88	$0.85	$3.43

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(B) Amounts relate primarily to the divestiture of the Security Materials business.

(C) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.